Exhibit 99.2

July 22, 2019 Acquisition of

2 Safe Harbor ABOUT THE FIRST BANCSHARES, INC . The First Bancshares, Inc . (“FBMS” or the “Company”), headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association . Founded in 1996 , The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia . The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS . Contact : Chandra Kidd, Corporate Secretary . NON - GAAP FINANCIAL MEASURES FBMS reports its results in accordance with United States generally accepted accounting principles (“GAAP”) . However, management believes that certain non - GAAP performance measures used in managing the business may provide meaningful information about underlying trends in its business . Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, FBMS’ reported results prepared in accordance with GAAP . ADDITIONAL INFORMATION ABOUT THE MERGER & WHERE TO FIND IT In connection with the proposed merger of FBMS and First Florida, FBMS will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S - 4 that will include a proxy statement of First Florida and a prospectus of FBMS, as well as other relevant documents concerning the proposed transaction . This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval . WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S - 4 , THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S - 4 AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FBMS, FIRST FLORIDA AND THE PROPOSED MERGER . The proxy statement/prospectus will be sent to the shareholders of First Florida seeking the required shareholder approvals . Investors and security holders will be able to obtain free copies of the registration statement on Form S - 4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by FBMS through the web site maintained by the SEC at www . sec . gov . Documents filed with the SEC by FBMS will also be available free of charge by directing a written request to The First Bancshares, Inc . , 6480 U . S . Highway 98 West, Hattiesburg, Mississippi 39402 Attn : Chandra Kidd, Corporate Secretary . FBMS’ telephone number is (601) 268 - 8998 . PARTICIPANTS IN THE TRANSACTION FBMS, First Florida Bancorp, Inc . (“First Florida”) and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Florida in connection with the proposed transaction . Information about the FFB participants may be found in the definitive proxy statement of FBMS filed with the SEC on April 3 , 2019 . Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available . The definitive proxy statement can be obtained free of charge from the sources described above . This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval .

3 Caution Regarding Forward Looking Statements This presentation contains “forward - looking statements” as defined in the Private Securities Litigation Reform Act of 1995 , and is intended to be protected by the safe harbor provided by the same . These statements are subject to numerous risks and uncertainties . These risks and uncertainties include, but are not limited to, the following : competitive pressures among financial institutions increasing significantly ; economic conditions, either nationally or locally, in areas in which FBMS conducts operations being less favorable than expected ; legislation or regulatory changes which adversely affect the ability of the consolidated company to conduct business combinations or new operations ; and risks related to the proposed acquisition of First Florida Bancorp, Inc . including the risk that the proposed transaction does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions, and the risk that anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or the inaccuracy of our transaction assumptions . For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward - looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FBMS’ Annual Report on Form 10 - K for the year ended December 31 , 2018 , which is available online at www . sec . gov . No assurances can be given that any of the events anticipated by the forward - looking statements will occur, or if any of them do so, what impact they will have on the results of operations or financial condition of FBMS or First Florida . FBMS disclaims any obligation to update any factors or to announce publicly the result of revisions to any forward - looking statements included herein to reflect future events or developments, except to the extent required by law .

# Transaction Terms

| | |
|---|---|
| **TRANSACTION** | ▪ First Bancshares, Inc. ("*FBMS*") will acquire 100% of First Florida Bancorp, Inc.'s ("*First Florida*") outstanding common stock in a negotiated transaction |
| **CONSIDERATION MIX** | ▪ 60% stock / 40% cash<br>▪ No election |
| **PER SHARE CONSIDERATION**(1)(2) | ▪ $12.99 total consideration per share of First Florida common stock(2)<br>• $5.20 in cash consideration per share of First Florida common stock<br>• 0.257 shares of FBMS common stock per share (the "*Exchange Ratio*") |
| **AGGREGATE CONSIDERATION** | ▪ $85.0 million at announcement(2) |
| **PRICE PROTECTION** | ▪ Fixed exchange ratio<br>▪ 15% double trigger downside price protection |
| **ANNOUNCEMENT METRICS** | ▪ Price to tangible equity of 177%<br>▪ Price to LTM earnings of 17.5x<br>▪ Premium to core deposits(3) of 13.8% |
| **APPROVALS & CLOSE** | ▪ FFB shareholder approval<br>▪ Will seek customary approvals from the Federal Reserve and OCC<br>▪ Expected closing in the 4th quarter of 2019 |

*(1) Based upon 6,548,312 outstanding shares of First Florida common stock, comprised of 6,395,812 outstanding shares of First Florida common stock and 152,500 in the money incentive stock options*
*(2) Based upon FBMS 10-day average closing price of $30.30 for the period ranging 7/3/2019 to 7/17/2019*
*(3) Core deposits defined as total deposits less time deposits > $100k*
*Source: S&P Global Market Intelligence*

The First BANCSHARES, INC.

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# Overview of First Florida Bancorp, Inc.

## General Corporate Information

First Florida Bancorp

First Florida Bank

First Florida Wealth Group

A Division of First Florida Bank

- Holding company for First Florida Bank
- Headquartered in Destin, FL
- Established in 2006
- Branch network extends to Okaloosa, Walton and Bay counties within the Panama City and Crestview-Ft. Walton Beach-Destin MSAs
- Retail wealth management practice, “First Florida Wealth Group” based in Destin, FL
- 75 full-time employees
- Chairman & CEO: Frank B. Burge
- President: S. Brett Wilson

## Financial Highlights

***Current Company Snapshot (6/30/2019)***

- Assets: $451 million
- Deposits: $387 million
- Loans: $254 million
- Loans/Deposits: 65.6%

***Strong Capital Ratios (6/30/2019)***

- Bank Leverage ratio: 12.3%
- Bank Tier 1 Capital Ratio: 22.0%
- Bank Total RBC ratio: 23.2%

***Exceptional Asset Quality (6/30/2019)***

- NPAs/Assets: 0.14%
- MRQ Net Charge offs/Average Loans: (0.03%)

***Bank Level Profitability (6/30/2019)***

- LTM Net Income: $5.3 million
- MRQ Net Interest Margin: 3.64%
- MRQ ROAA: 1.49%
- MRQ ROAE: 12.53%

*Source: S&P Global Market Intelligence; Company provided documents*

The First Bancshares, Inc. 5

# Transaction Rationale

## Strategic Rationale

- Continuation of acquisitive growth for FBMS – completed 9 acquisitions since 2011
- Opportunity to expand relationships with First Florida customers
  - Stronger balance sheet and capital base to support increased borrowing needs
  - Broader array of products and services offered
- Advances strategy of building a regional community bank across the Gulf South region by filling in a crucial gap in our footprint – links Pensacola markets to recently entered markets in Tallahassee
- Creates cross selling and noninterest income growth opportunities with wealth management division

## Financially Attractive

- Double digit (>10.0%) accretion to earnings per share
- Modest tangible book value dilution (~6%)
- Approximately 3.4 year payback period(1)
- >20% internal rate of return exceeds internal thresholds
- Reasonable cost savings (35%) projected to be achievable via operating synergies
- Potential to improve profitability by redeploying FFB excess liquidity into higher earning assets
- Pricing multiples in line with other recent transactions for banks similar in size and geography

## Well-Positioned Franchise

- Provides immediate ability to achieve meaningful scale and be competitive in the Panama City & Crestview-Ft. Walton-Destin markets; Establishes new markets for The First, and the pro forma company is a premier competitor with strong deposit market share
- Continuity of key First Florida management & personnel will ease integration and keep expertise of the local markets within the company
- Pro Forma assets of $4.0 billion can lead to further benefits of scale, additional growth opportunities and improved efficiency
- Excess liquidity being redeployed into loans over time is not modeled but could further enhance the attractiveness of the transaction

*(1) Tangible book value payback period calculated using the crossover method*
*Note: Based upon FBMS 10-day average closing price of $30.30 for the period ranging 7/3/2019 to 7/17/2019*
*Note: Estimated financial impact calculated using 1st Quarter 2019 financial data*
*Source: S&P Global Market Intelligence; Company-provided documents*

The First BANCSHARES, INC.

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7 Mississippi $314 100% Total Assets: $4.0 Total Loans: $2.6 Total Deposits: $3.2 Continued Growth in the Gulf South P RO F ORMA H IGHLIGHTS ($B ILLION ) G ULF S OUTH F OOTPRINT FFB Locations FBMS Locations ▪ Focused on expansion and M&A in MS, AL, LA, GA & FL ▪ Seeking compatible cultures and striving for retention of key employees ▪ Targets with strong, disciplined credit quality Consistent with expansion strategy first developed in 2009 L OAN C OMPOSITION B Y S TATE D EPOSIT C OMPOSITION B Y S TATE 2009 2015 PF 2019 2009 2015 PF 2019 Mississippi $539 70% Alabama $177 23% Louisiana $54 7% Mississippi $810 31% Alabama $455 18% Louisiana $525 20% Florida $695 27% Georgia $112 4% Mississippi $1,004 31% Alabama $632 20% Louisiana $575 18% Florida $951 29% Georgia $58 2% Mississippi $669 73% Alabama $211 23% Louisiana $37 4% Mississippi $384 100% Note: Dollars in millions, except where otherwise specified Source: S&P Global Market Intelligence; Company - provided documents

# Key Transaction Impacts[1]

| Top Tier Consolidated Impact | |
|---|---|
| 2020E EPS Accretion | Approximately 10.0% |
| 2021 EPS Accretion | Greater than 10.0% |
| TBV Payback Period[2] | Approximately 3.4 years |
| Internal Rate of Return | Greater than 20% |
| Pro Forma TCE/TA *(At Close)* | Approximately 9.0% |
| Pro Forma Leverage *(At Close)* | Greater than 9.0% |
| Pro Forma Tier 1 RBC *(At Close)* | Greater than 12.0% |
| Pro Forma TRBC *(At Close)* | Greater than 15.0% |

| Bank Level Impact | |
|---|---|
| Pro Forma Loans/Deposits | Approximately 81% |
| Pro Forma CRE Concentration *(At Close)* | Approximately 210% |

*(1) Estimated impacts provided solely for illustrative purposes*
*(2) Tangible book value payback period calculated using the crossover method; inclusive of all one-time related transaction expenses*
*Note: Based upon FBMS 10-day average closing price of $30.30 for the period ranging 7/3/2019 to 7/17/2019*
*Source: S&P Global Market Intelligence; Company-provided documents*

TheFirst BANCSHARES, INC.

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9 Note: Includes FFB’s loan production office on Hutchinson Blvd, Panama City Beach Source: S&P Global Market Intelligence Strengthening an Attractive Footprint First Florida Locations FBMS Locations

# Fill-In of Favorable Panama City and Fort Walton/Destin

## Market Highlights

- Strong aviation, aerospace/defense, and hospitality/tourism industry presence
- Region houses extensive U.S. military installments, including Tyndall AFB, Naval Air Station Whiting Field, Eglin Air Force Base and Hurlburt Field; Fort Walton MSA has over 1,400 military members in the area after their service each year
- West Bay Sector Plan includes a 75,000 acre, multi-use master planned development that will provide significant growth to the Panama City & Fort Walton MSAs through the addition of 22 million square feet of industrial, commercial, and retail space, 170,000 residential units and 900 marina slips
- Unique transportation infrastructure; Home to the newest international airport in the United States, which was built in 2010, access to rail lines (Bay Line and CSX Rail)
- Port Panama City has invested over $50 million in new facilities in equipment, and plans to increase its cargo tonnage to an annual level near 2.1 to 2.4 million tons

## Market Leadership

| | | Deposits | Deposit Mkt Share Rank | |
|---|---|---|---|---|
| Market | Branches | ($000) | All | Cmty Bank[1] |
| **County** | | | | |
| Okaloosa County | 3 | $255,802 | 7 | 2 |
| Walton County | 2 | $111,667 | 4 | 2 |
| Bay County | 1 | $10,666 | 15 | 8 |
| **MSA** | | | | |
| Crestview-Ft Walton-Destin | 5 | $367,469 | 7 | 1 |
| Panama City | 1 | $10,666 | 16 | 9 |

## Top Employers

U.S. AIR FORCE

UNITED STATES NAVY

GULF POWER

ST JOE

Bay Medical Sacred Heart

GULF COAST STATE COLLEGE

EASTERN SHIPBUILDING GROUP, INC.

*(1) Community bank defined as banking institutions with total assets less than $10.0 billion*

*Source: S&P Global Market Intelligence, Bay County Chamber of Commerce, Data USA ; Bay Economic Development Alliance*

TheFirst BANCSHARES, INC. 10

11 (1) HHI is abbreviation for household income Source: S&P Global Market Intelligence, Data USA Familiar Pro Forma Demographics ▪ Enhancing footprint with attractive, familiar Gulf South markets ▪ Acquisition improves FBMS’ demographic profile ▪ First Florida’s markets include over 58,000 households with income over > $100k, approximately 20% of the total households ▪ Low unemployment – Population - weighted average unemployment rate of 2.8% in Crestview - Ft. Walton Beach - Destin; 4.4% in Panama City ▪ Youthful population – over 25% of the Crestview - Fort Walton Beach - Destin population is between 18 - 34 years old 3.3% 6.9% 1.5% 6.8% 5.2% 2.0% 0.4% 3.6% 0.0% 2.0% 4.0% 6.0% 8.0% FBMS First Florida AL FL GA LA MS USA P ROJECTED 2019 – 2024 P OPULATION G ROWTH (%) P ROJECTED 2019 – 2024 M EDIAN HHI (1) G ROWTH (%) 7.3% 10.0% 8.5% 10.3% 10.9% 2.6% 7.0% 8.8% 0.0% 3.0% 6.0% 9.0% 12.0% FBMS First Florida AL FL GA LA MS USA P ROJECTED 2019 – 2024 M EDIAN HHI ($000) $59,253 $65,195 $53,485 $61,338 $65,880 $49,113 $48,478 $68,744 $0 $20,000 $40,000 $60,000 $80,000 FBMS First Florida AL FL GA LA MS USA M ARKET H IGHLIGHTS

# Transaction Assumptions

| | |
|---|---|
| **Cost Savings** | ▪ $4.3 million pre-tax cost savings in first full year<br>▪ 35% of the First Florida Bancorp's estimated non-interest expense in the first full combined year<br>▪ Assumes 100% realization of cost savings by the end of FY 2020 |
| **Transaction Expenses** | ▪ $6.9 million in pre-tax transaction expenses<br>▪ 8.1% of total transaction value |
| **Credit Mark** | ▪ $3.7 million pre-tax mark on total loans<br>▪ 1.5% of First Florida Bancorp's total loans(1) |
| **Fixed Asset Mark** | ▪ $1.3 million positive mark on First Florida Bancorp's fixed assets<br>▪ Mark results from gain on First Florida Bancorp's branch real estate |
| **Core Deposit(2) Intangible** | ▪ $4.7 million core deposit intangible amortized sum of years digits over 10 years<br>▪ 1.75% of First Florida Bancorp's core deposits(2) |
| **Effective Tax Rate** | ▪ 21% effective tax rate on merger adjustments |

*(1) Based upon First Florida Bancorp's June 30, 2019 total loans of $254,399 (includes loans held for sale)*
*(2) Core deposits defined as total deposits less CDs > $100k; Based upon First Florida Bancorp's March 31, 2019 core deposits of $266,859*
*Source: S&P Global Market Intelligence*

TheFirst BANCSHARES, INC. 12

13 Experienced Acquiror x Experienced in successfully executing and integrating M&A transactions ▪ FBMS management has successfully executed multiple M&A transactions in their recent history ▪ Increases the probability of a smooth integration process for employees and customers x Extensive credit review ▪ Reviewed loans in all product lines, with particular focus on commercial real estate ▪ Analyzed 100% of classified loans and 100% of loans with balances over $1.0 million ▪ In total, approximately 55% of all First Florida loans were reviewed ($130 million) ▪ Estimated loan mark of approximately $3.7 million pre - tax x Comprehensive operational due diligence performed ▪ Detailed review of business plans, budgets, credit processes, among other aspects of the businesses ▪ In depth evaluation of personnel at both companies to build the most efficient team for the combined company x Pro forma capital ratios will be within regulatory well - capitalized guidelines

# Building Upon a Proven Track Record

## Executing Upon Growth Strategy

**3/22/2013**
$22.0M Equity Offering
*Assets: $789 million*

→ **4/23/2013**
Acquired First Baldwin Bancshares, Inc.
*Assets: $965 million*

→ **7/1/2014**
Acquired BCB Holding Company, Inc.
*Assets: $989 million*

→ **12/14/2015**
Acquired Mortgage Connection, LLC
*Assets: $1.1 billion*

→ **10/24/2016**
$63.3M Equity Offering
*Assets: $1.3 billion*

→ **1/1/2017**
Acquired Gulf Coast Community Bank
*Assets: $1.8 billion*

→ **1/1/2017**
Acquired Iberville Bank
*Assets: $1.8 billion*

→ **10/26/2017**
$58.4M Common Stock Offering
*Assets: $1.8 billion*

→ **3/1/2018**
Acquired South West Banc Shares, Inc.
*Assets: $2.3 billion*

→ **4/1/2018**
Acquired Sunshine Financial, Inc.
*Assets: $2.5 billion*

→ **5/1/2018**
$66.0M Subordinated Debt Offering
*Assets: $2.5 billion*

→ **10/31/2018**
Acquired FMB Banking Corporation
*Assets: $3.0 billion*

→ **3/2/2019**
Acquired FPB Financial Corp.
*Assets: $3.5 billion*

→ **Today**
Announced Acquisition of First Florida Bancorp
*Assets: $4.0 billion*

## Tangible Book Value Per Share Growth



$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
3/31/2013
3/31/2014
3/31/2015
3/31/2016
3/31/2017
3/31/2018
3/31/2019

*Note: Assets shown as of next quarter after close*
*Note: Dates are as of transaction close, unless otherwise specified*
*Source: S&P Global Market Intelligence*

TheFirst BANCSHARES, INC. 14

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